State of Florida
Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of MIAMI BREEZE CAR CARE INC., a Florida corporation, filed electronically on February 25, 2021 effective February 25, 2021, as shown by the records of this office.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P21000020499.

Authentication Code: 210306111350-700360899627#1

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Sixth day of March, 2021


GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Laurel M. Lee
Secretary of State

Electronic Articles of Incorporation For

P21000020499
FILED
February 25, 2021
Sec. Of State
dlokeefe

MIAMI BREEZE CAR CARE INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

MIAMI BREEZE CAR CARE INC.

Article II

The principal place of business address:

848 BRICKELL AVE
PH 5
MIAMI, FL. 33131

The mailing address of the corporation is:

848 BRICKELL AVE
PH 5
MIAMI, FL. 33131

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

500,000,000

Article V

The name and Florida street address of the registered agent is:

EILERS LAW GROUP P.A.
1000 5TH STREET
SUITE 200 P-2
MIAMI BEACH, FL. 33301

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: WILLIAM R. EILERS

P21000020499
FILED
February 25, 2021
Sec. Of State
dlokeefe

Article VI

The name and address of the incorporator is:

WILLIAM EILERS
1000 5TH STREET
SUITE 200 P-2
MIAMI BEACH, FL 33139

Electronic Signature of Incorporator: WILLIAM R. EILERS

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: CEO
WOLFGANG RUECKER
848 BRICKELL AVE, PH 5
MIAMI, FL. 33131 US

Title: D
WOLFGANG RUECKER
848 BRICKELL AVE, PH 5
MIAMI, FL. 33131 US

Article VIII

The effective date for this corporation shall be:

02/25/2021

P21000020499

Florida Department of State

Division of Corporations
Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H22000065380 3)))

H220000653803ABC-

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

To:

Division of Corporations
Fax Number : (850)617-6380

From:

Account Name : REGISTERED AGENTS INC.
Account Number : I20090000081
Phone : (307)200-2803
Fax Number : (855)330-1010

RECEIVED
2022 FEB 18 PM 4:34
SECRETARY OF STATE
TALLAHASSEE, FL

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address:

2022 FEB 18 PM 3:24

COR AMND/RESTATE/CORRECT OR O/D RESIGN
MIAMI BREEZE CAR CARE INC.

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Page Count	09
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Articles of Amendment
to
Articles of Incorporation
of

MIAMI BREEZE CAR CARE INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P21000020499

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

n/a

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

n/a

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent n/a

(Florida street address)

New Registered Office Address: __________ *(City)*, Florida ______ *(Zip Code)*

2022 FEB 18 PM 3:24

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

Check if applicable
☒ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	____	n/a	____
____ Add			____
____ Remove			____
2) ____ Change	____	n/a	____
____ Add			____
____ Remove			____
3) ____ Change	____	n/a	____
____ Add			____
____ Remove			____
4) ____ Change	____	n/a	____
____ Add			____
____ Remove			____
5) ____ Change	____	n/a	____
____ Add			____
____ Remove			____
6) ____ Change	____	n/a	____
____ Add			____
____ Remove			____

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV shall be amended in accordance with the attached document.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

N/A

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

2022 FEB 18 PM 3:24

Dated 02/10/22

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Wolfgang Ruecker

(Typed or printed name of person signing)

CEO

(Title of person signing)

Article of IV shall be hereby amended and read as follows:

We are authorized to issue 500,000,000 shares on common stock, with a par value of $0.0001 per share and 1,000,000 Preferred Shares, having a par value of $0.0001, also granted to or imposed upon respective classes of shares of the holders thereof as follows:

A. Common Shares. The terms of the 500,000,000 Common Shares of the corporation shall be as follows:

(1) Dividends. Whenever cash dividends upon the Preferred Shares of all series thereof at the time outstanding, to the extent of the preference to which such shares are entitled, shall have been paid in full for all past dividends periods, or declared and set apart for payment, such dividends, payable in cash, stock or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Shares out of the remaining net profits or surplus of the corporation.

(2) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as herein after provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

(3) Voting Rights. Each holder of a Common Share shall have one vote in respect to each share of such stock held by him. There shall not be cumulative voting.

B. Preferred Shares. Prior to issuance of any Preferred Shares, the Board of Directors shall determine the number of Preferred Shares to then be issued from the One Million (1,000,000) shares authorized, and such shares shall constitute a Series of Preferred Shares. Such series shall have such preferences, limitations and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation. Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series. Except to the extent otherwise provided in the Board of Directors determination of a series, the shares of such series shall have preferences, limitations and relative rights identical with all other series of Preferred Shares. Preferred Shares may have dividend or liquidation rights which are prior (superior or senior) to the dividend and liquidation rights and preferences of the Common Shares and any other series of the Preferred Shares. Also, any series of the Preferred Shares may have voting rights.

(a). Designation of Series A Preferred. The Board of Directors hereby designates 1,000,000 shares of Series A Preferred Stock, having apar value of $0.0001 par shares, as described in the attached.

MIAMI BREEZE CAR CARE, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES

RIGHTS AND LIMITATIONS OF PREFERRED STOCK

DESIGNATION OF PREFERRED STOCK

Section 1. Designation, Amount and Par Value. The designation of such series of the Preferred Stock shall be the Series A Preferred Stock, having a par value of $0.0001 per share (the "Series A Preferred Stock"). The maximum number of shares of Preferred Stock shall be 1,000,000. The Series A Preferred Stock shall rank senior to the Company's common stock, par value $0.0001 per share (the "Common Stock"), and all other classes and series of equity securities of the Company which by their terms do not rank senior to the Series A Preferred Stock (the "Junior Stock"). The Series A Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now and hereafter outstanding.

Section 2. Voting Rights. Except as provided otherwise herein by law, the shares of Series A Preferred shall be entitled to vote with the shares of the Corporation's Common Stock at any annual or special meeting of the stockholders of the Corporation. Together, collectively in their entirety, all holders of Series A Preferred Stock shall have voting rights equal to exactly sixty five (65%) of all voting rights available at the time of any vote, including Series A Preferred Stock. The holders of Series A Preferred Stock, through the ownership of Series A Preferred Stock, have the power to act on behalf of the Corporation, to call a special meeting of the shareholders, to remove and/or replace the Board of Directors or management or any individual members thereof in the event that one or more of the foregoing has done, or failed to do, anything which in his sole judgment, will materially and adversely impact the business of the Corporation in any manner whatsoever, including but not limited to, any violations of state or federal securities laws, or any action which could cause bankruptcy, dissolution, or other termination of the Corporation. In no event will the ombudsman have the right or power to participate in the normal and any usual daily operations of the Corporation.

Section 3. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders shall be entitled to receive out of the assets of the Company whether such asset or capital are surplus, for each of Preferred Stock an amount equal to the Holder's pro rata share of the assets and funds of the Corporation to be distributed.

Section 4. Conversion. The Series A Preferred shall have no conversion rights.

Section 5. Dividends. No dividend shall be declared or paid to the Series A Preferred Stock.

Section 6. Miscellaneous.

(a) Notices. Any and all notices or other communications of deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, sent by facsimile to the Company, sent by nationally recognized overnight courier service, addressed to the Corporation, Attn: Chief Executive Officer or such other address or facsimile number as the Corporation may specify for such purposes for notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation

hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized courier overnight service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, if no such telephone number or address appears, at the principal place of business of the Holder appearing at the books of the Corporation. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (eastern standard time) , (ii) the date after the transmission, if such notice or communication is delivered by facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (eastern standard time) on any date and earlier than 11:59 p.m. (eastern standard time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. "Business Day" shall mean a day which is not (i) Saturday, (ii) Sunday or (iii) a national holiday observed in the United States.

(b) Lost or Mutilated Preferred Stock Certificate. If a Holder's Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange for substitution for and upon cancelation of the mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity if requested, all reasonably satisfactory to the Corporation.

(c) Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of Florida, without regard to the principles of conflicts of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions by this Certificate of Designation (whether brought against a party hereto or its respective affiliates, directors, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Florida (the "Florida Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of Florida Courts for the adjudication of any dispute hereunder or in connection herewith or any transaction contemplated hereby or discussed herein, and hereby irrevocably waives and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such Florida Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto irrevocably wives, to the fullest extent permitted by the applicable law, any and all right trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence and action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the party for attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(d) Waiver. Any waiver by the Corporation or the Holder of a breach of any provisions of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or any breach of any other provision of this Certificate of Designation. The failure of the

Corporation or Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver must be in writing.

(e) Severability. If any provisions of this Certificate of Designation is invalid illegal, or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provisions is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstance. If it shall be found that any interest or other amount deemed due hereunder violates applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

(f) Next Business Day. Whenever any obligation due hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(g) Headings. The headings contained herein are for convenience only; do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions thereof.